EXHIBIT 10.5
MORTGAGE AND ASSIGNMENT AGREEMENT
     This Mortgage and Assignment Agreement (the Mortgage) is made by:
     eTELECARE GLOBAL SOLUTIONS, INC., a corporation duly organized and existing under the laws of the Philippines, with a principal office at 31/F Cyber One Building, Eastwood City Cyberpark, Libis, Quezon City, Philippines, and executive offices at 12/F PBCom Tower, 6795 Ayala Avenue, Makati City, Philippines (the Mortgagor)
in favor of
     WELLS FARGO BANK, NATIONAL ASSOCIATION, a National banking association, United States of America, with office address at 100 West Washington, Phoenix, Arizona, 85003, United States of America (Wells Fargo or Lender);
with the conformity of
     eTELECARE GLOBAL SOLUTIONS-US, INC., a corporation duly organized and existing under the laws of the state of Delaware, United States of America, with office address at 8901 E. Raintree, Suite 100, Scottsdale, Arizona, 85260, United States of America and eTELECARE GLOBAL SOLUTIONS-AZ, INC., a corporation duly organized and existing under the laws of the state of Arizona, United States of America, with office address at 8901 E. Raintree, Suite 100, Scottsdale, Arizona, 85260, United States of America (the Borrowers).
WITNESSETH:
WHEREAS, for purposes of securing the payment and performance of all the obligations of (i) the Borrowers under a Credit Agreement dated 23 July 2007 between the Borrowers and Wells Fargo; (ii) the Borrowers under a Revolving Line of Credit Note dated 23 July 2007 by Borrowers in favor of Wells Fargo; and (iii) the Borrowers under a Security Agreement dated 23 July 2007 between the Borrowers and Wells Fargo, the Mortgagor has issued a Continuing Guaranty dated 23 July 2007 (the Guaranty);
WHEREAS, for purposes of securing the payment and performance of all the obligations of the Mortgagor (in its capacity as Guarantor) under the Guaranty, the Mortgagor has been required to deliver an absolute and continuing security interest in favor of Wells Fargo over, among others, the Mortgagor’s personal property, receivables, and rights identified in this Agreement, to secure the full, prompt, faithful, and satisfactory payment and performance by the Borrowers of the obligations under the Credit Agreements, Revolving Line of Credit Note, the Security Agreement, the Guaranty, and all other agreements required or ancillary thereto (collectively, the Credit and Security Agreements).
NOW, THEREFORE:

Mortgage and Assignment Agreement	Page 2
For and in consideration of the foregoing premises and as security for the obligations and undertakings of the Mortgagor (in its capacity as Guarantor) under the Guaranty and the obligations and undertakings of the Mortgagor hereunder, and all sums (whether principal, interest, fees, or otherwise) which are or at any time may be or become due or owing by the Mortgagor to the Lender, actually or contingently, under or in connection with the Credit and Security Agreements, the Mortgagor does, by these presents, hereby deliver and assign to the Lender by way of first mortgage, the Mortgaged Properties (as defined below).
This Mortgage is constituted under the following conditions:
1. Secured Obligations
The obligations secured by this Mortgage are the payment and performance of: all obligations of Mortgagor under this Agreement, the Continuing Guaranty dated 23 July 2007 by the Mortgagor in favor of the Lender and any other agreements executed and delivered by the Mortgagor in connection with the foregoing (the Secured Obligations).
2. Mortgaged Properties
The properties herein mortgaged and assigned (the Mortgaged Properties) are the following:
2.1	The personal properties set forth and particularly described and located on any property, owned or leased, and inventory, goods held for sale or lease or be furnished under contracts for service, or goods, so leased or furnished, raw materials, component parts, work in process and other materials used or consumed in the business, now or at any time hereafter owned or acquired by Mortgagor, wherever located, and all products thereof, whether in the possession of Mortgagor, any warehousemen, any bailee or any other person, or in process of delivery, and whether located at Mortgagor’s places of business or elsewhere, all as indicated in the List of Mortgaged Personal Properties attached to and which form an integral part hereof as Annex “A”, all improvements, replacements, substitutions, increases, additions, accessories, and accretions thereto and embedded software included therein, all such goods after they have been severed and removed from any of said real property, whether or not covered by a separate list or supplemental mortgage and whether or not separately registered, and all additional properties or collateral hereafter mortgaged or deemed mortgaged under the terms hereof (the Mortgaged Personal Properties).
2.2	Any and all of the Mortgagor’s receivables including but not limited to the following (the Assigned Receivables):
     (a) All monies now or hereafter payable to the Mortgagor by:
(i)	any person for services rendered by the Mortgagor pursuant to its business including but not limited to the monies to be paid by its clients and customers pursuant to the service Agreements, letters of intent, and other similar contracts identified in Annex “B” hereof;

(ii)	any person pursuant to any agreement including, but not limited to liquidated damages, insurance claims, warranties, and guarantees;

Mortgage and Assignment Agreement	Page 3
(iii)	any person in respect of sales of assets and other cash inflows;

(iv)	the Government of the Republic of the Philippines for tax recoveries and refunds paid in cash;

(v)	other parties in respect of proceeds of any performance security or guarantee required under any agreement; and

(vi)	all other receivables received by or for the account of the Mortgagor.
(b) All monies whether in the form of principal, interest, coupons, or other fruits in the bank accounts listed in Annex “C”, now or hereafter existing (the Assigned Deposits);
(c) Any and all proceeds of the receivables in Section 2.2(a) above, now or hereafter existing; and
(d) All receivables of the kind described in Section 2.2(a) above which the Mortgagor may acquire at any time during the continuation of this Mortgage.
2.3	Any and all of its rights, title and interest, including but not limited to the following (the Assigned Rights), including the rights arising from the contracts and documents held by Mortgagor:
(a)	all chattel paper (including without limitation, all tangible chattel paper and all electronic chattel paper);

(b)	all letter of credit rights (whether or not the respective letter of credit is evidenced by writing);

(c)	all computer programs of the Mortgagor and all intellectual property rights therein and all other proprietary information of the Mortgagor including but not limited to domain names and trade secret rights;

(d)	all copyrights;

(e)	all patents;

(f)	all marks, together with the registration and right to all renewals thereof, and the goodwill of the business of the Mortgagor symbolized by the marks;

(g)	all licenses, management contracts, marketing and sales agreements, escrow contracts, indemnity agreements, insurance policies, service or maintenance agreements, supporting obligations and other similar contracts of every kind in which together with all rights arising thereunder;

(h)	all permits, to the extent transferable under the terms thereof;

Mortgage and Assignment Agreement	Page 4
(i)	all general intangibles;

(j)	all supporting obligations;

(k)	all guarantees and warranties;

(l)	all accounts, deposit accounts, contract rights, instruments, promissory notes, documents, payment intangibles, investment property, software, health-care insurance receivables and other rights to payment of every kind now existing or at any time hereafter arising;

(m)	all money and property heretofore, now or hereafter delivered to or deposited with ender or otherwise coming into the possession, custody or control of ender (or any agent or bailee of Lender) in any manner or for any purpose whatsoever during the existence of this Agreement and whether held in a general or special account or deposit for safekeeping or otherwise;

(n)	all insurance policies, including any renewals thereof; and

(o)	all rights of the kind described in paragraphs (a) to (o) of this Section 2.3 which the Mortgagor may acquire at any time during the continuation of this Mortgage or any proceeds thereof.
2.4	During the effectivity of this Mortgage, the Mortgagor shall send a written notice to the Lender of any acquisition of any (i) additional personal property as contemplated in Section 2.1 with a value of at least Php1,000,000.00, in a single or series of transactions; or (ii) new or additional receivables pursuant to new, renewed, or supplemental service contracts or similar agreements pursuant to Section 2.2(c). Such written notice shall be sent within 30 Business Days: (i) in case of additional personal property, from the date of acquisition of personal property worth at least Php1,000,000.00 in a single transaction (or, in case of a series of transactions, from the date of the purchase which will cause the value of the property purchased to exceed Php1,000,000.00); and (ii) in case of new receivables, from the date of the execution of the contract. The notice shall be accompanied with a supplemental mortgage (the Mortgage Supplement) to cover such additional personal property or additional receivables.
3. Registration
3.1	Within 30 days from the execution of this Mortgage, the Mortgagor shall, at its own cost and expense, (i) cause this Mortgage to be registered with the appropriate registries of deeds and other registries and agencies as may be required by law in order to make the Mortgage fully effective, (ii) perform such other acts, deeds, registrations, deposits and formalities necessary or advisable to give full effect to, ensure the validity of, and render enforceable against the Mortgagor and all third parties, this Mortgage, and (iii) furnish the Lender with evidence reasonably satisfactory to the Lender, that such registration and all acts, deeds, deposits and formalities, as required hereunder have been made and performed.

Mortgage and Assignment Agreement	Page 5
3.2	Within 30 days after the date of execution of the Mortgage Supplement, Mortgagor shall, at its own cost and expense, (i) cause the registration of the Mortgage Supplement with all the appropriate registries of deeds and other registries and agencies as may be required by law in order to make the Mortgage Supplement fully effective, (ii) perform such other acts, deeds, registrations, deposits and formalities necessary or advisable to give full effect to, ensure the validity of, and render enforceable against Mortgagor and all third parties, such Mortgage Supplement, and (iii) furnish the Lender with evidence reasonably satisfactory to it, that such registration and all acts, deeds, deposits or formalities, as required hereunder have been made and performed.
3.3	Mortgagor hereby authorizes Lender to file financing statements in the appropriate filing office of Washington, DC in the United States of America to perfect Lender’s security interest described herein, if Lender deems such filing necessary.
4. Right to Inspect Premises of Mortgagor
The Lender, its officers, agents, and/or representatives, shall have the right to enter the premises of the Mortgagor or of any person where the Mortgaged Personal Properties are located at any time at a reasonable hour of the day, with prior written notice, in order to inspect and determine the condition and value of the Mortgaged Personal Properties, Provided, that the Lender, its officers, agents, and/or representatives shall take into consideration any reasonable security measures of the Mortgagor and that, to the extent practicable, such Lender, its officers, agents, and/or representatives will undertake to minimize any interference with the business being conducted by the Mortgagor.
5. Default
The Mortgagor is in default within the meaning and contemplation of this Mortgage when the Mortgagor or the Borrowers is in default under the Credit and Security Agreements or the other Security Documents identified thereunder, or when the Mortgagor or Borrowers is in breach of a representation, warranty, covenant, or any other provision of this Mortgage, without need for further notice to the Mortgagor.
6. Effects of Default by the Mortgagor
Default by the Mortgagor within the meaning and contemplation of Section 5 shall, without need for any notice or demand or any act or deed, all of which are hereby waived, have the same effects and entitle the Lender to exercise the same remedies provided for in the Credit and Security Agreements, in addition to the following, all of which shall be alternative, concurrent, and cumulative, unless prohibited by law:
6.1	The Lender shall have the right to immediately foreclose on this Mortgage in accordance with Section 7 below and shall have the rights, powers, and remedies set forth in said Section;
6.2	The Lender shall have the right to be appointed as receiver, without bond, for the Mortgaged Properties, as set forth in Section 7.2 below; and
6.3	The Lender shall have the right to exercise any and all other rights and remedies available to it under this Mortgage, under other contracts contemplated by the Credit and Security Agreements or under present or future laws of the Philippines or elsewhere.

Mortgage and Assignment Agreement	Page 6
7. Foreclosure
Foreclosure, as and when it becomes vested as a right of the Lender, shall, at the sole discretion of the Lender, be either judicial or extra-judicial, and shall entitle the Lender to the following alternative, concurrent, and/or cumulative remedies without need for any further act or deed.
7.1	The Lender shall be entitled and is hereby irrevocably appointed attorney-in-fact of the Mortgagor with full power and authority to enter the premises where any of the Mortgaged Personal Properties is located and to take actual possession and control thereof without need of any order of any court nor any written permission from the Mortgagor, and with special power to sell any of the Mortgaged Properties, at a public auction or private sale, at the option of the Lender. In any such case and until the Secured Obligations are fully paid, the Lender, is hereby authorized and empowered: (i) to hold and retain possession and control of any of the Mortgaged Personal Properties; (ii) to operate, administer, and manage the same and from time to time make all needful repairs, additions, and improvements on the Mortgaged Personal Properties as may be deemed necessary and proper; (iii) to receive, if any, the rents, revenues, earnings, income, products, and profits thereof, and out of the same, pay all proper costs, liabilities, and expenses of so taking, holding, administering, and managing the same; and (iv) apply the balance in the manner provided in the Credit and Security Agreements.
7.2	The Lender shall have the right and is hereby given by the Mortgagor full power and authority to sell the Mortgaged Properties in their entirety, or in such lots or parcels as the Lender shall determine, at public auction or private sale at such place or places as the Lender may so determine unless otherwise specifically required by law to be held elsewhere. The manner and procedure for effecting the sale of all or any part of the Mortgaged Properties including the giving of notices for such sale, if made extra-judicially shall be governed by the applicable provisions of Act No. 1508, as amended, and other pertinent laws of the Republic of the Philippines. If the sale of all or any part of the Mortgaged Properties is to be effected judicially, the manner and procedure for so doing shall be governed by the applicable provisions of the Rules of Court and other pertinent laws of the Republic of the Philippines. In case of judicial foreclosure, the Lender, or any of its officers, employees, or representatives, may be appointed as receiver, without any bond, to take charge of the Mortgaged Properties at once and receive, hold, and apply the profits and other income or benefits derived from the Mortgaged Properties before the sale to cover the expenses of receivership, expenses of collection and attorney’s fees herein fixed and other expenses. The Mortgagor and the Lender may be bidders at the sale of the Mortgaged Properties or any portion thereof, whether under the foreclosure proceedings or under the power of sale herein provided, or otherwise.
7.3	Without limiting the generality of the foregoing, the Lender shall be entitled to (i) collect from the Mortgagor any amount received by the Mortgagor by way of payment, liquidation or otherwise of the Assigned Receivables, (ii) collect directly from the client or customer of the Mortgagor, as attorney-in-fact of the Mortgagor, any payment due on the contracts covering the Assigned Receivables, and (iii) withdraw from and otherwise operate the Assigned Deposit as attorney-in-fact of the Mortgagor. The amounts collected in paragraphs (i), (ii) and (iii) of this Section shall be placed in a bank account to be opened, owned, and maintained by the Lender for this purpose, to be disposed of in accordance with this Mortgage.

Mortgage and Assignment Agreement	Page 7
7.4	Without limiting the generality of the foregoing, the Lender is hereby authorized and fully empowered to apply any funds of the Mortgagor (whether coming from the Assigned Deposit or otherwise) and/or offset such funds against any obligation of the Borrowers or the Mortgagor pursuant to this Mortgage or related agreement.
7.5	Without limiting the generality of the foregoing, the Lender shall be entitled and is hereby irrevocably appointed attorney-in-fact of the Mortgagor with full power and authority to exercise any of the Assigned Rights pursuant to this Mortgage or related agreement. The Mortgagor shall perform any and all acts and execute all necessary documents to ensure the transfer of the Assigned Rights under this Mortgage.
8. Representations and Warranties
The Mortgagor and Borrowers hereby represent and warrant as follows:
8.1	The Mortgagor and the Borrowers have all the requisite power and authority to execute and deliver this Mortgage and perform their obligations hereunder, and that the persons signing hereunder on their behalf are each duly authorized to execute this Mortgage for and on their behalf.
8.2	This Mortgage and all other documents and deeds related or supplemental hereto have been authorized by all necessary acts and deeds (including government authorization, if any, is required) and when executed and delivered as contemplated by this Mortgage and registered in the appropriate registries of deeds in accordance with Section 3, will be valid, binding, and enforceable in accordance with their respective terms.
8.3	The Mortgagor is the absolute owner in fee simple and is in lawful possession of the Mortgaged Properties, free and clear from any and all liens, encumbrances, and adverse claims of whatever kind and nature; the Mortgagor has full power and authority to mortgage the same under the terms hereof; and there is no legal or contractual impediment which would in any way impair the validity or enforcement of this Mortgage.
9. Covenants of the Mortgagor
As long as any portion of the Secured Obligations remains unpaid, the Mortgagor hereby covenants and undertakes as follows:
9.1	The Mortgagor shall, at its own expense and account (i) warrant and defend the title to all the Mortgaged Properties for the benefit of the Lender pursuant to this Mortgage; (ii) notify the Lender of any action against, or deeds and papers adversely affecting, the Mortgaged Properties; and (iii) deliver to the Lender copies of any deeds, papers, communications, and notices from whomsoever adversely affecting the Mortgaged Properties.
9.2	The Mortgagor shall at all times, maintain, preserve, and keep the Mortgaged Personal Properties in good repair, in working order and efficiently operating condition and equipped with suitable equipment and appliances, and shall accordingly make all needful repairs, retirements or renewals

Mortgage and Assignment Agreement	Page 8
on the Mortgaged Personal Properties.
9.3	The Mortgagor shall promptly pay or provide for the payment and discharge of all taxes, assessments, levies, or other governmental charges, if any, on the Mortgaged Properties, and shall not, by reason thereof, suffer any lien to be hereafter created upon the Mortgaged Properties, or any part thereof.
9.4	The Mortgagor shall promptly notify the Lender of any levy, assessment or imposition of any levy or charge, or the filing of any lien on the Mortgaged Properties and will take steps necessary to prevent the Mortgaged Properties or any part thereof, from being subjected to the possibility of loss, forfeiture or sale.
9.5	Subject to Section 13, the Mortgagor shall not sell, assign, transfer, alienate, lease, pledge, mortgage, or in any other manner dispose or create a lien or encumbrance on the Mortgaged Properties or any part thereof without the prior written consent of the Lender. If any of the Mortgaged Properties shall be sold, assigned, transferred, alienated, leased, pledged, mortgaged or in any other manner disposed of otherwise than with the prior written consent of the Lender, then to the extent permitted by any judicial or direct means which may then be available or permitted under the circumstances, the relevant Mortgaged Properties being the subject thereof may be repossessed, at the expense of the Mortgagor.

If, notwithstanding this Section 9.5, the Mortgagor shall create or permit to exist any lien on any of the Mortgaged Properties in favor of any third party, the same shall, without prejudice to any rights and remedies that the Lender may have under this Mortgage or under the Credit and Security Agreements or under any applicable law, be and remain junior in rank to this Mortgage until all of the Secured Obligations are fully paid.
9.6	The Mortgagor shall pay or provide for the payment and discharge of statutory liens on the Mortgaged Properties.
9.7	The Mortgagor shall, at its own expense, keep all the Mortgaged Properties adequately insured against loss or damage to the extent and against contingencies as specified by the Lender (or in the absence of such specification, to the same extent and against the same contingencies that properties of a similar character are usually or customarily insured by the companies similarly situated and operating like properties) with reputable insurance companies acceptable to the Lender. The Mortgagor shall promptly and fully pay the insurance premiums thereon and comply with all the stipulated covenants with the insurer to preserve and maintain the insurance on the Mortgaged Properties.
9.8	Promptly after becoming aware thereof, the Mortgagor shall notify the Lender in writing of any loss, damage, or depreciation in value over and above the regularly scheduled depreciation in accordance with Philippine Financial Reporting Standards, whether resulting from a single event or a series of events, which would result in a loss or decrease in the aggregate fair market value of the Mortgaged Personal Properties of at least PhP3,000,000.00 and the extent of the loss, damage or depreciation. In such cases (subject to its receipt of proceeds of any insurance by the Lender in accordance with this Mortgage which shall be applied in accordance with the Credit and Security Agreements), and within 60 Business Days, the Mortgagor shall replace or repair such Mortgaged

Mortgage and Assignment Agreement	Page 9
Properties or restore their value or, if so agreed by the Lender, furnish additional security in lieu thereof in such form, of such value and upon such terms and conditions as are reasonably satisfactory to the Lender.
9.9	The Mortgagor shall protect and preserve the liens constituted under this Mortgage and, upon reasonable request of the Lender, the Mortgagor shall execute and deliver such further instruments and perform such further acts as may be necessary and proper, in the reasonable opinion of the Lender, to more effectively carry out the purpose of this Mortgage and to subject to this Mortgage any property intended to be covered hereby.
9.10	The Mortgagor shall not take or cause to be taken, directly or indirectly, any action as would adversely affect its title to or interest in the Assigned Receivables or would in any way prejudice or delay the assignment agreed herein or the Lender’s taking title to, possession of, or interest in the Assigned Receivables.
9.11	The Mortgagor and the Borrowers shall hold the Lender free from and harmless of any claims that may be made by any party against the Lender and/or on the Assigned Rights and Assigned Receivables in connection with, arising out of, or in any way relating to encumbrances and liens, disclosed or otherwise, or under any law or proceeding, as well as any claims for taxes and assessments on or against the Assigned Rights and Assigned Receivables, or of ownership or possession of, or any other right to, the Assigned Rights and Assigned Receivables adverse to that of the Mortgagor or the Lender.
10. Materiality of Representations, Warranties, and Covenants
All representations, warranties, and covenants of the Mortgagor and/or the Borrowers contained in this Mortgage shall be deemed to be material and to have been relied upon by the Lender and shall survive the execution and delivery of this Mortgage, notwithstanding the consummation of the transaction agreed to herein.
11. Rights of Lender
11.1	Upon failure of the Mortgagor to keep, observe, and perform any and all of the covenants above, the Lender may, in conjunction with or in addition to any other remedy herein provided, perform or cause to be performed said covenants on behalf of the Mortgagor. Any amount advanced or expended by the Lender in performing or securing the performance of said covenants, shall, upon billing by the Lender, be immediately reimbursed to them by the Mortgagor, with interest thereon at the rate set forth in the Credit and Security Agreements, computed from the date the advance is made until full payment thereof and shall, together with the interest thereon, form part of the Secured Obligations. The Mortgagor hereby authorizes the Lender to debit said amount advanced against any deposit of the Mortgagor with the Lender.
11.2	The Mortgagor and the Borrowers hereby irrevocably name, appoint and constitute the Lender, as their true and lawful attorney-in-fact, with full power and authority, by themselves or through their designated nominees or authorized agents, with full power of substitution and revocation, to take all actions deemed necessary, proper or desirable to protect the Lender’s rights herein, including the authority to make any necessary registration, file the appropriate action, execute

Mortgage and Assignment Agreement	Page 10
affidavits and other documents, prepare letters and correspondences, make or collect payments, and perform any other acts and things whatsoever, without, however, any responsibility for its failure to do so, all for the same purposes and with the same effect as if done by the Mortgagor and/or the Borrowers, which hereby confirms and ratifies all acts done in conformity with the powers herein granted. All expenses incurred by the Lender in exercising such powers shall be for the account of the Mortgagor and the Borrowers, and shall form part of the loan obligations under the Credit and Security Agreements.
11.3	No failure or delay on the part of the Lender in exercising any right, power, or remedy accruing to it upon any breach or default of the Mortgagor or the Borrowers under this Mortgage shall impair any such right, power or remedy nor shall it be construed as a waiver of any such breach or default thereafter occurring, nor shall a waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring, nor shall any single or partial exercise of any such right or power preclude any other or further exercise thereof or the exercise of any other right or power hereunder. Any waiver, permit, consent or approval of any kind or character on the part of the Lender of any breach of any provision or condition of this Mortgage must be in writing and shall be effective only to the extent in such writing specifically set forth. All remedies, either under this Mortgage or by law or otherwise afforded the Lender shall be cumulative and not alternative. No notice to or demand on the Mortgagor or the Borrowers in any case shall entitle it to any other or further notice or demand in similar or other circumstances.
11.4	In the event that any Government entity or any person, association or body corporate duly authorized by law to acquire property by eminent domain shall expropriate, condemn, confiscate, seize or requisition the title to or use of any of the Mortgaged Properties, then (i) all sums of money paid and payable to the Mortgagor on account or in consideration of any such expropriation, condemnation, confiscation, seizure or requisition of the Mortgaged Properties or any part thereof shall be subject to the security herein and therein created and to provisions of this Mortgage; and (ii) all rights and benefits accruing to the Mortgagor, or any assets given in exchange for the Mortgaged Properties so expropriated, condemned, confiscated, seized or requisitioned shall be deemed part of the Mortgaged Properties and be deemed covered by the Mortgage. This shall be without prejudice to (i) the obligation of the Mortgagor to execute a Mortgage Supplement over the foregoing assets or to (ii) any other rights and remedies that the Lender may have hereunder, under the Credit and Security Agreements or under applicable law.
     The Mortgagor hereby agrees and undertakes not to agree to any settlement or any compensation whatsoever in lieu of expropriation, condemnation, confiscation, seizure or requisition of any of the Mortgaged Properties otherwise than with the prior written consent of the Lender.
     If for any reason and notwithstanding the provisions of this Section, any such monies, rights, benefits and/or assets are directly received by the Mortgagor during an event of Default which is continuing, the Mortgagor shall hold or cause the same to be held for the Lender in trust and promptly thereafter, to be disposed in accordance with this Mortgage.
12. Application of Proceeds
The Lender shall have the right and are hereby given full power and authority to apply: (i) all proceeds of

Mortgage and Assignment Agreement	Page 11
foreclosure sale or sales on the Mortgaged Properties; and (ii) all other property which shall form part of the Mortgaged Properties pursuant to the provisions of this Mortgage, as follows, in the order given:
First: To the payment of (i) all taxes, assessments, governmental charges or liens, if such taxes, assessments, charges or liens are prior to or have priority over the lien of the Lender established in this Mortgage; and (ii) all costs, attorney’s and sheriff’s fees and expenses for the sale of the Mortgaged Properties and of expenses or liabilities incurred or advances made in connection with this Mortgage or the management or administration of the Mortgaged Properties.

Second: To the payment in full of all of the Secured Obligations, in accordance with the terms of the Credit and Security Agreements.

Third: The balance, if any, to the Mortgagor.
In case the proceeds of any sale made under or by virtue of this Mortgage shall be insufficient to cover all of the Secured Obligations (whether due or not yet due, or still contingent), then and in such event, the Mortgagor shall pay the unsatisfied balance within fifteen (15) Business Days after such sale. In case the Mortgagor fails to do so, the Lender shall have a right of action against the Mortgagor for the same, with interest thereon as provided in the Credit and Security Agreements, plus reimbursement for all costs, expenses and attorney’s fees that may be expended for the purpose.
13. No Implied Waivers
No modification or waiver of any provision of this Chattel Mortgage and no consent by the Lender to any departure by the Mortgagor therefrom, shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
14. Assignment
The Lender shall have the right, without need for any notice to or consent of the Mortgagor, to negotiate, endorse, sell, assign, renegotiate, re-endorse, resell, and/or reassign any and all of its rights, title, and interests in, to, and under the Credit and Security Agreements. In any and all such cases, (i) this Mortgage shall remain in full force and effect in favor of such Lender’s assignee and/or successor-in-interest; and (ii) the acts that may be performed by the Lender under this Mortgage may be performed by any agent or successor agent pursuant to the Credit and Security Agreements.
The Mortgagor and the Borrowers shall not have the right to transfer their rights or obligations hereunder, except with the prior written consent of the Lender. In the event such consent is given, this Mortgage shall be binding upon and shall be enforceable against their respective successors and assigns.
15. Amendment
The Mortgagor shall remain liable under this Mortgage for as long as the Secured Obligations or any portion thereof has not been paid and performed and notwithstanding any modification, amendment, or novation of the Credit and Security Agreements or of any advances, drawdowns, letters of credit, and other obligations pursuant thereto and/or any renewal, extension, or grace period respecting the Secured

Mortgage and Assignment Agreement	Page 12
Obligations or any portion thereof. The Mortgagor shall not be entitled to any notice to or consent of any such modifications, amendments, novations, renewals, extensions, or grace periods.
16. Discharge of Mortgage
The condition of this Mortgage is such that if the Mortgagor and the Borrowers, their respective successors and assigns shall well and truly perform or cause to be well and truly performed all of the Secured Obligations, then this Chattel Mortgage shall cease to have force and effect; otherwise it shall remain in full force and effect.
17. Attorney’s Fees, Other Expenses, and Taxes
Should the Lender or its assignees and/or successors-in-interest hire the services of counsel in the enforcement of their rights and remedies by reason or on account of this Mortgage, the Lender shall be entitled to reimbursement of attorney’s fees in the amount equal to 10% of the sum sought to be recovered but in no case less than ~~P~~100,000.00 exclusive of expenses and costs of suit which shall likewise be for the account of the Mortgagor, in addition to all other fees, costs and expenses of collection which Lender may incur, all of which sums shall be likewise secured by this Mortgage in the same manner as the Secured Obligations.
The Mortgagor shall bear and pay whatever taxes or fees due on the execution and registration of, or shall be otherwise connected with, this Mortgage.
18. Venue
The Mortgagor and the Borrowers irrevocably agree that any legal action, suit, or proceeding arising out of or relating to this Mortgage may be instituted, at the option of the Lender, in any competent court in Makati City, Philippines, and by execution and delivery of this Mortgage, the Mortgagor and the Borrowers submit to and accept with regard to any such action or proceeding for itself and in respect of their properties or assets, generally and unconditionally, the jurisdiction of any such court. The Mortgagor and the Borrowers hereby waive any objection which they may now or hereafter have to the laying of the venue of any such action, suit, or proceeding, and further waive any claim that any such suit, action, or proceeding has been brought in an inconvenient forum. The foregoing, however, shall not limit or be construed to limit the rights of the Lender to commence proceedings or to obtain execution of judgment against the Mortgagor and/or the Borrowers in any venue or jurisdiction where assets of the Mortgagor or the Borrowers may be found.
19. Severability
If any one or more of the provisions contained in this Mortgage, or any document executed in connection herewith shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired.
20. Entire Agreement
This Mortgage and the documents referred to herein or executed contemporaneously herewith constitute the entire agreement of the parties with respect to the subject matter hereof. Any amendment to this

Mortgage and Assignment Agreement	Page 13
Mortgage shall be in writing, signed by or on behalf of the parties hereto.
21. Governing Law
This Mortgage shall be governed by, and shall be construed in accordance with the laws of the Republic of the Philippines.
22. Counterparts
This Mortgage may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same agreement.
23. Notices
Any notice or other communications required or permitted to be given hereunder shall be in writing and shall be personally delivered to the party to which such notice is to be given at its respective address mentioned in the Credit and Security Agreements.
[END OF DOCUMENT TEXT; SIGNATURES TO FOLLOW]

Mortgage and Assignment Agreement	Page 14
IN WITNESS WHEREOF:
The parties have caused this Mortgage to be signed by their respective duly authorized representatives on this 23rd day of July 2007.
eTELECARE GLOBAL SOLUTIONS, INC.
Mortgagor

By: /s/ J. Michael Dodson
Name: J. Michael Dodson
Title: Chief Financial Officer
CONFORME:
eTELECARE GLOBAL SOLUTIONS-US, INC.
Borrower

By: /s/ J. Michael Dodson
Name: J. Michael Dodson Title: Chief Financial Officer
eTELECARE GLOBAL SOLUTIONS-AZ, INC.
Borrowers

By: /s/ J. Michael Dodson
Name: J. Michael Dodson Title: Chief Financial Officer
Signed in the Presence of:

Mortgage and Assignment Agreement	Page 15
AFFIDAVIT OF GOOD FAITH
We severally swear that the foregoing Mortgage is made for the purpose of securing the obligations specified in the conditions thereof and for no other purposes, and that same are just and valid obligations, and not entered into for the purpose of fraud.
eTELECARE GLOBAL SOLUTIONS, INC.
Mortgagor

By: /s/ J. Michael Dodson
Name: J. Michael Dodson Title: Chief Financial Officer
CONFORME:
eTELECARE GLOBAL SOLUTIONS-US, INC.
Borrower

By: /s/ J. Michael Dodson
Name: J. Michael Dodson Title: Chief Financial Officer
eTELECARE GLOBAL SOLUTIONS-AZ, INC.
Borrowers

By: /s/ J. Michael Dodson
Name: J. Michael Dodson Title: Chief Financial Officer

Mortgage and Assignment Agreement	Page 16
     WELLS FARGO BANK, NATIONAL ASSOCIATION.
Lender

By: /s/ Timothy Dillingham
Name: Timothy Dillingham Title: Vice President

Mortgage and Assignment Agreement	Page 17
ACKNOWLEDGMENT
                                                            )
                                                            )
     BEFORE ME, a Notary Public for and in the above jurisdiction this ___ day of ___ 2007 personally appeared the following individuals, representing the respective corporations indicated below their names:
Name                      CTC No.                     Date and Place of Issue
personally known to me and by me known to be the same persons who executed the foregoing Mortgage and Assignment Agreement consisting of ___ pages, including the Affidavit of Good Faith and this Acknowledgment Page, all of which were signed by them and their instrumental witnesses on the signature pages and initialed by them on each and every other pages, and they acknowledged to me that the same is their own and voluntary act and deed as well as that of the corporations represented herein.
     WITNESS MY HAND AND NOTARIAL SEAL on the date and at the place above written.

Notary Public
Doc. No.
Page No.
Book No.
Series of 2007.